Exhibit 10.3A


                           LEASE EXTENSION AGREEMENT

      AGREEMENT made this ____ day of June, 1997, between APOLLO DEVELOPMENT CORP. ("Landlord") and INTELLIGENT CONTROLS, INC. ("Tenant").

      WHEREAS the parties have a lease between them currently in force, covering property in the Saco, Maine, Industrial Park, which lease is dated April 11, 1991, with a lease extension agreement dated June 28, 1994, with a termination date of August 15, 1997, and

      WHEREAS the parties desire to extend the term of said lease, as set forth herein,

      NOW THEREFORE in consideration of the mutual promises herein made, the parties agree that the termination date of said lease shall be extended to August 15, 1998. During the extension period the rent shall be $5,375.00 per month, payable monthly in advance. The rent shall be prorated for the final half month.

      The option renewal right granted to Tenant shall be extended to August 15, 1999.

      The period for exercise of the option to purchase the leased real property (set forth in paragraph 20 of said original lease) is also extended to the new lease termination date of August 15, 1998 (or August 15, 1999, if the option to renew the lease is exercised). The 2% increase factor in the option purchase price shall be computed over the entire period (including the extension term) as applicable.

      In all other respects the lease terms are ratified and confirmed.

      Executed at Saco, Maine, on the above date.


Witnessed by:                            APOLLO DEVELOPMENT CORP.

/s/ Joyce T. Purvis                      /s/ Clifford A. Purvis
--------------------------------         ----------------------------------
                                         Treasurer



                                         INTELLIGENT CONTROLS, INC.


/s/ Sharon L. Binette                    /s/ Alan Lukas
--------------------------------         ----------------------------------
                                         President Tenant


May 27, 1997
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DATE